Exhibit 3.20.3

AMENDMENT TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF ET SUB-LOPATCONG, L.L.C.

THIS AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (“Amendment”) is entered into as of the 5th day of February, 2004 by ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”).

W I T N E S S E T H :

WHEREAS, the Operating Partnership, being the sole equity member of the ET SUB-LOPATCONG, L.L.C., a Delaware limited liability company (the “LLC”), formed the LLC pursuant to that certain Certificate of Formation, filed with the Delaware Secretary of State on January 16, 1998, as amended, and that certain Limited Liability Company Operating Agreement of ET Sub-Lopatcong, L.L.C., dated as of January 30, 1998 and amended and restated by the Amended and Restated Limited Liability Company Operating Agreement of ET Sub-Lopatcong, L.L.C., dated as of November 24, 1999, entered into by and between the LLC and the Operating Partnership (the “Agreement”); and

WHEREAS, the Operating Partnership, being the Equity Member of the LLC, desires to amend the Agreement pursuant to Section 12.01 thereof.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 2.01 of the Agreement hereby is deleted in its entirety and, in lieu thereof, is inserted the following: “The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.”

2. Except as amended herein, the Agreement is hereby confirmed and shall remain in full force and effect.

3. All defined terms used in this Amendment shall have the meanings given them in the Agreement, unless otherwise defined in this Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment, or has caused this Amendment to be executed, as of the date first written above.

ELDERTRUST OPERATING LIMITED PARTNERSHIP

By:	ELDERTRUST, its general partner

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary